CERTAIN PORTIONS OF THIS EXHIBIT (INDICATED BY [***]) HAVE BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) OF REGULATION S-K BECAUSE THEY ARE BOTH NOT MATERIAL AND ARE THE TYPE THAT THE COMPANY TREATS AS PRIVATE AND CONFIDENTIAL.
        EXECUTION COPY

Exhibit 10.2

TERMINATION AND LICENSE AGREEMENT

Between

ZYMEWORKS BC INC.

and

DAIICHI SANKYO CO., LTD.
Effective February 28, 2023

TERMINATION AND LICENSE AGREEMENT
This Agreement (“Agreement”) is effective as of February 28, 2023 (“Effective Date”) regardless of date of last signature below, and is entered into by and between Daiichi Sankyo Co, Ltd., a Japanese corporation having its principal offices at 3-5-1 Nihonbashi Honcho, Chuo-ku, Tokyo 103-8426, Japan (“DS”) and Zymeworks BC Inc., formerly Zymeworks Inc., a corporation existing under the laws of British Columbia, having an address at 114 East 4th Avenue, Suite 800, Vancouver, BC Canada V5T 1G4 (“Zymeworks”). Each of DS and Zymeworks is a “Party” to this Agreement, and together are the “Parties” to this Agreement.
RECITALS
WHEREAS, DS and Zymeworks entered into that certain Collaboration and Cross License Agreement, dated September 26, 2016, as amended September 25, 2018, July 2, 2021, and June 6, 2022 (the “Collaboration Agreement”), with respect to the research, development, commercialization of [***];
WHEREAS, due to the prospect of difficulty in commercializing the Product, DS has decided to cease development and commercialization activities under the Collaboration Agreement, and therefore the Parties wish to terminate the Collaboration Agreement and to establish the relative rights and obligations of the Parties following termination; and
WHEREAS, pursuant to the Collaboration Agreement, Zymeworks obtained certain licenses under certain intellectual property controlled by DS to develop and commercialize certain products incorporating antibodies derived and generated from the [***] Binding Domain, and the Parties intend for such licenses to survive termination of the Collaboration Agreement.
NOW THEREFORE, for and in consideration of the mutual covenants, conditions and undertakings herein set forth, the Parties agree as follows:

1.TERMINATION OF COLLABORATION AGREEMENT
Notwithstanding Section 10.2.1 of the Collaboration Agreement, both Parties agreed to terminate the Collaboration Agreement on the Effective Date. Accordingly, the Collaboration Agreement is hereby terminated in its entirety as of the Effective Date, subject to Article 11 of the Collaboration Agreement and except as otherwise expressly set forth herein.
Unless otherwise defined herein, all of the terms used in this Agreement with an initial capital letter shall have the definitions set forth in the Collaboration Agreement.
As of the Effective Date, (i) all licenses and rights granted to DS by Zymeworks under the Collaboration Agreement, including without limitation as set forth in Section 2.1 thereof, shall terminate and shall no longer be in effect, and (ii) Zymeworks and DS shall release each other from any and all rights, obligations, duties, claims, damages, demands, debts and liabilities under any provisions of the Collaboration Agreement, or arising out of or relating to the termination of the Collaboration Agreement; provided that termination of the Collaboration Agreement shall not relieve either party from (a) any obligation accruing prior to such termination, (b) any obligation which is expressly indicated to survive such termination in the Collaboration Agreement, including without limitation Article 9 of the Collaboration Agreement, unless otherwise expressly provided in this Agreement, or (c) any obligation expressly set forth in this Agreement. Notwithstanding anything herein or in the Collaboration Agreement to the contrary, the [***] Survival Sections shall survive the termination of the Collaboration Agreement and remain in full force and effect with respect to any and all [***] Products. Upon expiration of [***] Royalty Term for a [***] Product, the licenses and rights granted to Zymeworks under Section 2.2.2(a) of the Collaboration Agreement shall become non-exclusive, fully paid-up, perpetual licenses, solely with respect to such [***] Product.

2.GRANT OF LICENSES
2.1Licenses and Rights to DS
.  During the Term, Zymeworks hereby grants to DS a non-exclusive, worldwide, royalty-free right and license under the Zymeworks Intellectual Property, and in/to the transferred physical materials under the Collaboration Agreement solely to perform the research described in EXHIBIT 2.1 (“Additional Research”) in accordance with this Agreement. The foregoing license shall include the right to grant sublicenses to DS’s Affiliates or Third Parties solely to the extent reasonably necessary to have activities performed under the Additional Research on DS’s behalf; provided that DS shall (i) notify Zymeworks prior to any sublicensee (excluding its Affiliates) being so authorized, which notice shall identify the particular sublicensee and the activities to be performed thereby and (ii) be and remain responsible to Zymeworks for the compliance of each such Affiliate and sublicensee with the applicable terms and conditions hereunder. DS shall conduct the Additional Research in accordance with all Applicable Laws, and the Additional Research shall be deemed to have been performed under the Collaboration Agreement and subject to its terms, including without limitation Article 13 and Section 7.1, 7.1.1, 7.1.2, and 7.1.3 thereof.
2.2No Implied Licenses
.  Except as expressly set forth in this Agreement, neither Party, by virtue of this Agreement, shall acquire any license or other interest, by implication or otherwise, in any materials, Know-How, Patent Rights or other intellectual property rights Controlled by the other Party or its Affiliates. Subject to the licenses and rights explicitly granted to DS hereunder and the other terms and conditions of this Agreement, Zymeworks will retain all rights under the Zymeworks Intellectual Property. Subject to the licenses and rights explicitly granted to Zymeworks hereunder and the other terms and conditions of this Agreement, DS will retain all rights under the DS Intellectual Property.

3.OWNERSHIP OF INVENTIONS AND MATERIALS
3.1DS’s Ownership
 As a supplement to Section 7.1 of the Collaboration Agreement and its subsections, the Parties confirm that, unless otherwise contrary to the Section 7.1 and its subsections, DS will own any results and outcomes (including but not limited to Patent Rights, Know-How, materials or data) which are created, obtained, made or generated solely by or on behalf of DS or its Affiliates in the Additional Research (collectively, “Additional Research Inventions”) and has the right exploit them and grant licenses to any Third Party for any purpose during the term of this Agreement and after the expiration or termination of this Agreement. Notwithstanding the foregoing, Zymeworks shall retain all rights in any Additional Research Inventions comprising antibody mutations that modify or improve the Zymeworks Platform, including all Zymeworks

Platform Improvements (“Additional Improvements”). DS shall assign and hereby assigns to Zymeworks all right, title and interest in and to any and all Additional Improvements. DS agrees to sign, execute and acknowledge or cause to be signed, executed and acknowledged any and all documents and to perform such acts as may be reasonably requested by Zymeworks for the purposes of perfecting the foregoing assignments.
3.2DS’s Obligation
 DS will provide Zymeworks with written summary which outlines the results and outcomes of the Additional Research (the “Summary”) as Confidential Information of DS under the Collaboration Agreement or this Agreement upon the expiration or termination of this Agreement or Zymeworks’ earlier request.

4.CONFIDENTIALITY
Notwithstanding Section 8.1 of the Collaboration Agreement, DS may only use Confidential Information of Zymeworks for Additional Research and may only disclose Confidential Information of Zymeworks and its Affiliates to employees, agents, contractors, consultants and advisers of the recipient Party and its Affiliates, licensees and sublicensees to the extent reasonably necessary for such purposes; provided that such persons and entities are bound by confidentiality and non-use of the Confidential Information consistent with the confidentiality provisions of this Agreement as they apply to DS. This paragraph shall survive for [***] after the expiration or termination of this Agreement.
In addition, notwithstanding Section 11.1 of the Collaboration Agreement, DS is not required to return or cause to be returned to Zymeworks, or destroy, and may retain, all Confidential Information that is necessary to conduct the Additional Research and received from Zymeworks under the Collaboration Agreement and this Agreement during the term of the Collaboration Agreement and all copies thereof until termination or expiration of this Agreement in its entirety, at which time DS shall promptly return to Zymeworks, or destroy and certify to such destruction, all such Confidential Information.
During the Term and for [***], Zymeworks shall maintain the Summary in confidence and shall not disclose the Summary to any Third Party or use the Summary for any purpose, except as set forth herein, without the prior written consent of DS. Zymeworks may only use the Summary for purposes of (i) exploiting the Zymeworks Platform and Additional Improvements, and (ii) internal research and development. Zymeworks may disclose the Summary to employees, agents, contractors, consultants and advisors of Zymeworks and its Affiliates, licensees and sublicensees to the extent reasonably necessary for such purposes; provided that such persons and entities are bound by obligations of confidentiality and non-use with respect to the Summary.

5.PUBLICATION
DS shall have the right to publish the results and outcomes of the Additional Research in accordance with this Section 5. DS shall deliver to Zymeworks a copy of each proposed written publication or an outline of an oral disclosure of the results and outcomes of the Additional Research at least [***] prior to submission for publication or presentation.

Notwithstanding the foregoing, Zymeworks shall have the right (i) to request the removal of Zymeworks’ Confidential Information from any such publication or presentation by DS, or (ii) to request a reasonable delay in publication or presentation in order to protect patentable information. If Zymeworks requests such a removal of its Confidential Information, DS shall remove such Confidential Information prior to submitting such presentation for publication or making such presentation. If Zymeworks requests such a delay, DS shall delay submission or presentation for a period of [***] to enable patent applications protecting Zymeworks’ rights in such information to be filed.

6.TERM AND TERMINATION
6.1Term
. The term of this Agreement (the “Term”) will commence on the Effective Date and will expire upon the earlier of: (i) a day on which Zymeworks receives from DS a written notice which confirms that DS has completed Additional Research and (ii) eighteen (18) months after the Effective Date. Upon completion of Additional Research, DS will provide Zymeworks with written notice thereof. Article 1, Article 3, Article 4, Article 5, and Section 6.3 shall survive the expiration or termination of this Agreement.
6.2Termination for Convenience
. DS shall have the right to terminate this Agreement at any time in its sole discretion upon [***] advance written notice to Zymeworks.
6.3Effects of Termination of Agreement . Upon the termination or expiration of this Agreement, DS shall return to Zymeworks, or destroy and certify to such destruction, any Confidential Information of Zymeworks and any materials containing Zymeworks Platform generated by or provided to DS in or for the conduct the Additional Research.

IN WITNESS WHEREOF, the Parties intending to be bound have caused this Agreement to be executed by their duly authorized representatives.

ZYMEWORKS BC INC.

By: /s/ Kenneth Galbraith
Name: Kenneth Galbraith
Title: Chief Executive Officer
Date: March 17, 2023

DAIICHI SANKYO CO., LTD.

By: /s/ Toshinori Agatsuma
Name: Toshinori Agatsuma, Ph.D.
Title: Corporate Officer, Vice President, Oncology Research Laboratories I
Date: 2023-3-16

EXHIBIT 2.1
Additional Research

Theme	Activity	Term
[***]	[***]	[***]
[***]	[***]	[***]